Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

Re:	Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-55847, 33-58255, 33-61107, 33-62227, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993, 333-28181, 333-31466, 333-37396, 333-37536, 333-37542, 333-38580, 333-38586, 333-40258, 333-40260, 333-46295, 333-47443, 333-47445, 333-47733, 333-49545, 333-49547, 333-52399, 333-56660, 333-57596, 333-57598, 333-58695, 333-58697, 333-58701, 333-61882, 333-61886, 333-65703, 333-70447, 333-71380, 333-72476, 333-72478, 333-74313, 333-85138, 333-86127, 333-87619, 333-87990, 333-100910, 333-101293, 333-104063, 333-104064, 333-105674, and 333-110105 on Form S-8 and Nos. 333-67209 and 333-75214 on Form S-3.

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company of our reports dated March 10, 2004 relating to our audits of the financial statements and related financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
March 12, 2004